SLM Student Loan Trust 1999-3
Quarterly Servicing Report
Report Date: 12/31/2004 Reporting Period: 10/1/04-12/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		9/30/2004	Activity	12/31/2004
A	i	Portfolio Balance	$605,517,144.79	($49,444,603.68)	$556,072,541.11
	ii	Interest to be Capitalized	3,880,996.66		3,273,356.13

	iii	Total Pool	$609,398,141.45		$559,345,897.24
	iv	Specified Reserve Account Balance	0.00		0.00

	v	Total Adjusted Pool	$609,398,141.45		$559,345,897.24

B	i	Weighted Average Coupon (WAC)	4.173%		4.174%
	ii	Weighted Average Remaining Term	89.98		88.55
	iii	Number of Loans	229,214		216,097
	iv	Number of Borrowers	98,901		93,291

	Notes and Certificates			Spread	Balance 10/25/04	% of Pool	Balance 1/25/05	% of Pool
C	i	A-1 Notes	78442GBP0	0.08%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GBQ8	0.16%	537,098,141.45	88.136%	487,045,897.24	87.074%
	iii	Certificates	78442GBR6	0.40%	72,300,000.00	11.864%	72,300,000.00	12.926%

	iv	Total Notes and Certificates			$609,398,141.45	100.000%	$559,345,897.24	100.000%

	Reserve Account		10/25/2004	1/25/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,523,495.35	$1,398,364.74
	iv	Reserve Account Floor Balance ($)	$2,002,569.00	$2,002,569.00
	v	Current Reserve Acct Balance ($)	$2,002,569.00	$2,002,569.00

II. 1999-3 Transactions from: 10/1/2004 through: 12/31/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$45,472,124.63
	ii	Principal Collections from Guarantor	6,481,690.44
	iii	Principal Reimbursements	52,987.09
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$52,006,802.16

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$80,615.94
	ii	Capitalized Interest	(2,642,814.42)

	iii	Total Non-Cash Principal Activity	$(2,562,198.48)

C	Total Student Loan Principal Activity		$49,444,603.68

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,878,253.38
	ii	Interest Claims Received from Guarantors	284,541.90
	iii	Collection Fees/Returned Items	51,095.64
	iv	Late Fee Reimbursements	246,944.48
	v	Interest Reimbursements	24,957.01
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	652,403.35
	viii	Subsidy Payments	667,260.41

	ix	Total Interest Collections	$4,805,456.17

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	3,036.56
	ii	Capitalized Interest	2,642,814.42

	iii	Total Non-Cash Interest Adjustments	$2,645,850.98

F	Total Student Loan Interest Activity		$7,451,307.15

G	Non-Reimbursable Losses During Collection Period		$81,137.71

H	Cumulative Non-Reimbursable Losses to Date		$2,287,474.79

III. 1999-3 Collection Account Activity 10/1/2004 through 12/31/2004

A	Principal Collections
	i	Principal Payments Received	$24,591,890.79
	ii	Consolidation Principal Payments	27,361,924.28
	iii	Reimbursements by Seller	353.43
	iv	Borrower Benefits Reimbursed	10,298.08
	v	Reimbursements by Servicer	764.74
	vii	Re-purchased Principal	41,570.84

	viii	Total Principal Collections	$52,006,802.16

B	Interest Collections
	i	Interest Payments Received	$4,188,786.30
	ii	Consolidation Interest Payments	293,672.74
	iii	Reimbursements by Seller	230.71
	iv	Borrower Benefits Reimbursed	735.19
	v	Reimbursements by Servicer	19,924.57
	vi	Re-purchased Interest	4,066.54
	vii	Collection Fees/Returned Items	51,095.64
	viii	Late Fees	246,944.48

	ix	Total Interest Collections	$4,805,456.17

C	Other Reimbursements		$328,584.13

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$0.00

	TOTAL FUNDS RECEIVED		$57,140,842.46

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(895,504.15)
		Consolidation Loan Rebate Fees	(187.22)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$56,245,151.09

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee - Non-Consolidation Loans	$429,116.21
	ii	Primary Servicing Fee - Consolidation Loans	40.76

	iii	Servicing Fees Due for Current Period	$429,156.97

H	Carryover Servicing Fees Due		$0.00

I	Administration Fees Due		$20,000.00

J	Total Fees Due for Period		$449,156.97

IV. 1999-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	9/30/04	12/31/04	9/30/04	12/31/04	9/30/04	12/31/04	9/30/04	12/31/04	9/30/04	12/31/04
INTERIM:
In School
Current	3.692%	3.735%	2,842	2,354	1.240%	1.089%	$9,604,999.40	$7,995,606.80	1.586%	1.438%

Grace
Current	3.700%	3.703%	1,391	717	0.607%	0.332%	4,383,598.21	2,437,613.41	0.724%	0.438%

TOTAL INTERIM	3.694%	3.728%	4,233	3,071	1.847%	1.421%	$13,988,597.61	$10,433,220.21	2.310%	1.876%
REPAYMENT
Active
Current	4.281%	4.274%	139,905	131,898	61.037%	61.036%	$310,092,576.37	$281,667,197.21	51.211%	50.653%
31-60 Days Delinquent	4.293%	4.280%	8,144	8,487	3.553%	3.927%	23,437,455.68	25,317,760.38	3.871%	4.553%
61-90 Days Delinquent	4.247%	4.265%	5,226	5,878	2.280%	2.720%	16,871,173.06	18,148,673.48	2.786%	3.264%
91-120 Days Delinquent	4.280%	4.279%	3,784	3,399	1.651%	1.573%	12,771,345.09	10,656,528.61	2.109%	1.916%
> 120 Days Delinquent	4.263%	4.281%	11,203	10,288	4.888%	4.761%	38,473,981.23	34,462,805.77	6.354%	6.198%

Deferment
Current	3.703%	3.707%	31,053	28,346	13.548%	13.117%	94,771,638.80	85,371,626.39	15.651%	15.353%

Forbearance
Current	4.260%	4.257%	24,541	22,848	10.707%	10.573%	91,894,957.78	83,911,769.86	15.176%	15.090%

TOTAL REPAYMENT	4.183%	4.182%	223,856	211,144	97.662%	97.708%	$588,313,128.01	$539,536,361.70	97.159%	97.026%
Claims in Process (1)	4.401%	4.264%	1,104	1,870	0.482%	0.865%	$3,163,598.23	$6,081,278.24	0.522%	1.094%
Aged Claims Rejected (2)	5.150%	6.514%	21	12	0.009%	0.006%	$51,820.94	$21,680.96	0.009%	0.004%
GRAND TOTAL	4.173%	4.174%	229,214	216,097	100.000%	100.000%	$605,517,144.79	$556,072,541.11	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1999-3 Portfolio Characteristics by Loan and School Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.153%	141,324	$326,475,641.50	58.711%
- GSL - Unsubsidized	4.063%	61,042	$182,556,596.45	32.830%
- PLUS Loans	4.637%	11,943	$41,738,054.14	7.506%
- SLS Loans	5.376%	1,783	$5,204,447.19	0.936%
- Consolidation Loans:	8.580%	5	$97,801.83	0.018%

- Total	4.174%	216,097	$556,072,541.11	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.179%	177,737	$478,507,436.45	86.051%
-Two Year	4.132%	29,992	$60,147,771.64	10.817%
-Technical	4.191%	8,363	$17,319,531.19	3.115%
-Other	8.580%	5	$97,801.83	0.018%

- Total	4.174%	216,097	$556,072,541.11	100.000%

*Percentages may not total 100% due to rounding.

VI. 1999-3 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$5,162,300.29
B	Interest Subsidy Payments Accrued During Collection Period		597,826.66
C	SAP Payments Accrued During Collection Period		1,279,318.73
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCTS)		244,956.29
E	Investment Earnings (ADMINISTRATOR ACT)		0.00

F	Net Expected Interest Collections		$7,284,401.97

G	Student Loan Rate
	i	Days in Calculation Period	92
	ii	Days in Year	360
	iii	Net Expected Interest Collections	$7,284,401.97
	iv	Primary Servicing Fee	$1,324,661.12
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$609,398,141.45
	vii	Student Loan Rate	3.81400%

		Accrued
		Int Factor	Accrual Period	Rate
H	Class A-1 LIBOR Based Interest Rate	0.000000000	(10/25/04 - 1/25/05)	0.00000%
I	Class A-2 LIBOR Based Interest Rate	0.005775556	(10/25/04 - 1/25/05)	2.26000%
J	Certificate LIBOR Based Rate of Return	0.006388889	(10/25/04 - 1/25/05)	2.50000%

7

VII. 1999-3 Inputs From Previous Quarterly Servicing Reports 9/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$605,517,144.79
	ii	Interest To Be Capitalized		3,880,996.66

	iii	Total Pool		$609,398,141.45
	iv	Specified Reserve Account Balance		0.00

	v	Total Adjusted Pool		$609,398,141.45

B	Total Note and Certificate Factor			0.2957095019
C	Total Note and Certificate Balance			$609,398,141.45

D	Note Balance 10/25/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.6824626956	1.0000000000
	ii	Expected Note Balance	$0.00	$537,098,141.45	$72,300,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00

E	Reserve Account Balance		$2,002,569.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$56,490,107.38	$56,490,107.38

B	Primary Servicing Fees-Current Month		$429,156.97	$56,060,950.41

C	Administration Fee		$20,000.00	$56,040,950.41

D	Noteholder’s Interest Distribution Amount

	i	Class A-1	$0.00	$56,040,950.41
	ii	Class A-2	$3,102,040.15	$52,938,910.26

	iii	Total Noteholder’s Interest Distribution	$3,102,040.15

E	Certificateholder’s Return Distribution Amount		$461,916.67	$52,476,993.59

F	Noteholder’s Principal Distribution Amount Paid

	i	Class A-1	$0.00	$52,476,993.59
	ii	Class A-2	$50,052,244.21	$2,424,749.38

	iii	Total Noteholder’s Principal Distribution	$50,052,244.21

G	Certificateholder’s Balance Distribution Amount		$0.00	$2,424,749.38

H	Increase to the Specified Reserve Account Balance		$0.00	$2,424,749.38

I	Carryover Servicing Fees		$0.00	$2,424,749.38

J	Noteholder’s Interest Carryover

	i	Class A-1	$0.00	$2,424,749.38
	ii	Class A-2	$0.00	$2,424,749.38

	v	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$2,424,749.38

L	Excess to Reserve Account		$2,424,749.38	$0.00

IX. 1999-3 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$3,102,040.15	$461,916.67
	ii	Quarterly Interest Paid		0.00	3,102,040.15	461,916.67

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$50,052,244.21	$0.00
	viii	Quarterly Principal Paid		0.00	50,052,244.21	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$53,154,284.36	$461,916.67

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 12/31/04		$609,398,141.45
	ii	Adjusted Pool Balance 12/31/04		559,345,897.24

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$50,052,244.21

	iv	Adjusted Pool Balance 9/30/04		$609,398,141.45
	v	Adjusted Pool Balance 12/31/04		559,345,897.24

	vi	Current Principal Due (iv-v)		$50,052,244.21
	vii	Principal Shortfall from Previous Collection Period		0.00

	viii	Principal Distribution Amount (vi + vii)		$50,052,244.21

	ix	Principal Distribution Amount Paid		$50,052,244.21

	x	Principal Shortfall (viii - ix)		$0.00

C		Total Principal Distribution		$50,052,244.21
D		Total Interest Distribution		3,563,956.82

E		Total Cash Distributions - Note and Certificates		$53,616,201.03

F	Note & Certificate Balances			10/25/2004	1/25/2005
	i	A-1 Note Balance	78442GBP0	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GBQ8	$537,098,141.45	$487,045,897.24
		A-2 Note Pool Factor		0.6824626956	0.6188639101

	v	Certificate Balance	78442GBR6	$72,300,000.00	$72,300,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,002,569.00
	ii	Deposits to correct Shortfall			$0.00
	iii	Deposits from Excess Servicing			$2,424,749.38

	iv	Total Reserve Account Balance Available			$4,427,318.38
	v	Required Reserve Account Balance			$2,002,569.00

	vi	Shortfall Carried to Next Period			$0.00
	vii	Excess Reserve - Release to SLM Investment Corp			$2,424,749.38
	viii	Ending Reserve Account Balance			$2,002,569.00

X. 1999-3 Historical Pool Information

							2003	2002
			10/1/04-12/31/04	7/1/04-9/30/04	4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$605,517,144.79	$694,146,299.56	$726,332,066.99	$788,274,114.09	$1,118,708,755.65	$1,488,269,390.60

	Student Loan Principal Activity
	i	Regular Principal Collections	$45,472,124.63	$85,421,115.41	$29,486,122.74	$58,567,590.17	$259,460,393.36	$160,514,028.35
	ii	Principal Collections from Guarantor	6,481,690.44	5,671,006.48	5,587,603.97	6,296,243.65	$29,262,781.53	33,337,501.70
	iii	Principal Reimbursements	52,987.09	55,537.73	86,906.59	176,466.61	$59,952,267.26	206,480,790.51
	iv	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$52,006,802.16	$91,147,659.62	$35,160,633.30	$65,040,300.43	$348,675,442.15	$400,332,320.56
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$80,615.94	$98,244.84	$90,933.07	$105,308.51	$2,207,490.70	$3,950,984.68
	ii	Capitalized Interest	(2,642,814.42)	(2,616,749.69)	(3,065,798.94)	(3,203,561.84)	(20,448,291.29)	(34,722,670.29)

	iii	Total Non-Cash Principal Activity	$(2,562,198.48)	$(2,518,504.85)	$(2,974,865.87)	$(3,098,253.33)	$(18,240,800.59)	$(30,771,685.61)

(-)	Total Student Loan Principal Activity		$49,444,603.68	$88,629,154.77	$32,185,767.43	$61,942,047.10	$330,434,641.56	$369,560,634.95

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,878,253.38	$3,400,634.72	$3,289,257.63	$3,817,499.72	$21,660,184.05	$40,375,792.10
	ii	Interest Claims Received from Guarantors	284,541.90	249,595.97	251,950.88	301,803.15	1,710,721.91	2,348,440.93
	iii	Collection Fees/Returned Items	51,095.64	54,403.78	36,417.21	46,583.96	133,414.42	46,948.39
	iv	Late Fee Reimbursements	246,944.48	344,468.95	224,999.26	297,447.04	1,079,030.85	1,108,969.68
	v	Interest Reimbursements	24,957.01	16,648.82	23,809.53	12,291.12	508,270.90	1,911,039.61
	vi	Other System Adjustments	0.00	0.00	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	652,403.35	10,013.19	(461.55)	(452.75)	(1,499.42)	(5,025.42)
	viii	Subsidy Payments	667,260.41	770,712.19	783,002.98	851,276.82	5,056,177.34	9,821,426.47

	ix	Total Interest Collections	$4,805,456.17	$4,846,477.62	$4,608,975.94	$5,326,449.06	$30,146,300.05	$55,607,591.76

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$3,036.56	$8,991.73	$2,449.94	$3,251.57	$(1,683,055.03)	$(3,318,804.22)
	ii	Capitalized Interest	2,642,814.42	2,616,749.69	3,065,798.94	3,203,561.84	20,448,291.29	34,722,670.29

	iii	Total Non-Cash Interest Adjustments	$2,645,850.98	$2,625,741.42	$3,068,248.88	$3,206,813.41	$18,765,236.26	$31,403,866.07

	Total Student Loan Interest Activity		$7,451,307.15	$7,472,219.04	$7,677,224.82	$8,533,262.47	$48,911,536.31	$87,011,457.83
(=)	Ending Student Loan Portfolio Balance		$556,072,541.11	$605,517,144.79	$694,146,299.56	$726,332,066.99	$788,274,114.09	$1,118,708,755.65
(+)	Interest to be Capitalized		$3,273,356.13	$3,880,996.66	$4,304,345.05	$4,853,650.64	$5,196,846.59	$8,670,285.45

(=)	TOTAL POOL		$559,345,897.24	$609,398,141.45	$698,450,644.61	$731,185,717.63	$793,470,960.68	$1,127,379,041.10

(+)	Reserve Account Balance		$0.00	$0.00	$0.00	$0.00	$0.00	$2,818,447.60

(=)	Total Adjusted Pool		$559,345,897.24	$609,398,141.45	$698,450,644.61	$731,185,717.63	$795,473,529.68	$1,130,197,488.70

XI. 1999-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jan-00	$1,959,015,994	3.45%

Apr-00	$1,915,162,711	3.82%

Jul-00	$1,868,491,889	3.95%

Oct-00	$1,815,273,593	4.31%

Jan-01	$1,764,503,740	4.39%

Apr-01	$1,718,565,106	4.20%

Jul-01	$1,663,872,891	4.30%

Oct-01	$1,595,569,258	4.77%

Jan-02	$1,503,194,456	5.80%

Apr-02	$1,415,980,584	6.55%

Jul-02	$1,346,848,831	6.80%

Oct-02	$1,229,125,117	8.23%

Jan-03	$1,127,379,041	9.25%

Apr-03	$1,035,662,513	10.03%

Jul-03	$988,031,451	9.73%

Oct-03	$860,834,698	11.41%

Jan-04	$793,470,961	11.70%

Apr-04	$731,185,718	11.91%

Jul-04	$698,450,645	11.41%

Oct-04	$609,398,141	12.48%

Jan-05	$559,345,897	12.56%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.